Exhibit 10.40

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into as of December 21, 2005 by and among Public Media Works, Inc., a Delaware corporation (“Buyer”), and Milagro Entertainment, Inc., a Hawaiian corporation (“Seller”), and Stephen Brown, the sole shareholder of Seller (“Shareholder”), with reference to the following:

A. Seller is engaged in the business of developing film and television projects (the “Business”).

B. Seller wishes to sell to Buyer, and Buyer wishes to acquire, substantially all of the assets of the Business, upon the terms and subject to the conditions set forth in this Agreement. Shareholder desires that this transaction be consummated.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE 1.

PURCHASE AND SALE

Section 1.1 Purchase and Sale of the Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, in each case free and clear of all Encumbrances, all right, title and interest in and to all assets, properties, rights and claims of Seller listed on Exhibit A hereto of every kind and description, tangible or intangible, vested or unvested, contingent or otherwise, which are used in connection with or otherwise relate to the Business (the “Assets”), including, without limitation the Assets listed on Exhibit A hereto, and the goodwill of the Business.

Section 1.2 Liabilities. Notwithstanding any other provision of this Agreement, and except as specifically set forth in this Section 1.2, Buyer shall not assume, and shall not be responsible or liable for, any liabilities, debts or obligations of Seller or related to the Business or the Assets, of any kind or nature whatsoever. Buyer hereby assumes only the following liabilities and obligations of Seller (the “Assumed Liabilities”):

1.2.1 Any obligations of Seller under the contracts listed (the “Assumed Contracts”) on Exhibit A, if any. to the extent such obligations arise after the Closing; and

1.2.2 Any liabilities and obligations relating to the Business and incurred or arising in connection with Buyer’s operation of the Business after the Closing.

Section 1.3 Purchase Price and Method of Payment. The total purchase price to be paid by Buyer for the Assets, and in consideration of the fulfillment of Seller’s and the Shareholder’s obligations under this Agreement (“Purchase Price”), shall be Six Million (6,000,000) shares of

Buyer common stock, $.0001 par value (the “Common Stock”), to be issued to Seller promptly after Closing. The shares of Common Stock issued to Seller under this Agreement are referred to herein as the “Buyer Shares”.

Section 1.4 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Buyer on December 21, 2005, or at such other date, time and place as Buyer and Seller mutually agree in writing (the date on which the Closing actually occurs, the “Closing Date”).

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as specifically disclosed to Buyer in any Disclosure Schedule received by Buyer from Seller prior to execution of this Agreement (“Disclosure Schedule”), Seller and Shareholder, jointly and severally, represent and warrant to Buyer as follows:

Section 2.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of Hawaii, and has all necessary corporate powers to carry on the Business as it is now being conducted. Seller is duly qualified to do intrastate business and is in good standing in each jurisdiction in which it is so required; and these are the only jurisdictions in which a failure to be so qualified would materially adversely affect the Assets or the Business.

Section 2.2 Capitalization. Shareholder is the sole beneficial and legal holder of all outstanding capital stock of Seller, free and clear of all Encumbrances. There are no outstanding rights of any kind, direct or indirect, contingent or otherwise, to purchase or otherwise acquire any shares of capital stock of Seller.

Section 2.3 Authority. Each of Seller and Shareholder has the right, power and authority to execute and deliver this Agreement and any ancillary agreements to which it is a party, and consummate the transactions contemplated hereby and thereby, and has duly executed and delivered such agreements. The execution and delivery of this Agreement and any ancillary agreements to which Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action on the part of Seller. As against each of Seller and Shareholder, this Agreement and the ancillary agreements to which it is a party constitute valid and binding obligations, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the rights of creditors generally and the availability of equitable relief. The Shareholder has approved of the Agreement and transactions contemplated under the Agreement.

Section 2.4 No Violation; Consents and Approvals. Neither the execution, delivery nor performance by Seller or Shareholder of this Agreement, or the ancillary agreements to which it is a party, nor the consummation of the transactions contemplated hereby or thereby will, with or without notice or lapse of time or both: (i) violate any provision of the articles of incorporation or bylaws or comparable organizational documents of Seller; (ii) violate, conflict with or require any notice, filing, consent, waiver or approval under any Law; (iii) violate, conflict with, result in a breach of or default under or the loss of any benefit under, result in the termination of or a right of termination under, accelerate or result in a right of acceleration of the performance required by, or require any notice, filing, consent, wavier or approval under, any note, bond, mortgage, indenture, deed of trust, license, lease, or other agreement or obligation to which Seller or Shareholder is a party or by which Seller or Shareholder or any of their respective properties or assets is subject; or (iv) result in the creation of any Encumbrance upon the properties, contracts or assets of Seller or Shareholder.

Section 2.5 Title to and Sufficiency of Assets. Seller owns, and upon the consummation of the transactions contemplated by this Agreement Buyer will own, all right, title and interest in and to all of the Assets, free and clear of all Encumbrances. The Assets include all assets, properties and rights necessary to enable Buyer, after the Closing, to conduct the Business as conducted by Seller prior to the date of this Agreement without the breach or violation of any Law, agreement or obligation, or the infringement or violation of the rights of any person or entity. The operation of the Business and use of the Assets as conducted by Seller do not infringe upon or violate any Intellectual Property or rights of any third party.

Section 2.6 Contracts. Each of the Assumed Contracts is legal, valid and in full force and effect, enforceable in accordance with its terms. To Seller’s knowledge no other party to any Assumed Contract has taken the position that any provision of such Assumed Contract is unenforceable. Seller has not received notice of cancellation of or default under or intent to cancel or call a default under any of the Assumed Contracts. Seller has performed all material obligations required to be performed by it under the Assumed Contracts, and there exists no event or condition which with or without notice or lapse of time or both would be a material breach or a material default on the part of Seller or, to the knowledge of Seller, on the part of any other party to such Assumed Contracts. Complete and accurate copies of all Assumed Contracts have been provided to Buyer.

Section 2.7 Intellectual Property. Exhibit A sets forth a complete and accurate itemization of all Intellectual Property owned by Seller, including all Intellectual Property which is used or held for use in, or otherwise necessary in connection with, the Business. Seller is the sole owner of all right, title and interest in and to such Intellectual Property, free and clear of all Encumbrances. No notice has been received by Seller, and no claim or proceeding has been brought or to Seller’s knowledge threatened against Seller, which challenges the validity or enforceability of such Intellectual Property or Seller’s complete and exclusive ownership thereof, or suggests that any third party has any interest therein. Seller has not taken any action or failed to take any action that would result in the abandonment or unenforceability of any of such Intellectual Property. To Seller’s knowledge, no third party is misappropriating, infringing or diluting any of such Intellectual Property or violating any of Seller’s rights therein. Seller has taken all reasonable steps in accordance with normal industry practice to protect its rights in its Intellectual Property. Each employee, consultant and contractor of Seller has executed a proprietary information and confidentiality agreement substantially in the form provided to Buyer and, to Seller’s knowledge, has not violated such agreement.

Section 2.8 Internet Domain Names and Content. Exhibit A sets forth a complete and accurate itemization of all Internet addresses and domain names and registrations held by Seller, including all those which are used or held for use in, or otherwise necessary in connection with, the Business (“Domain Names”). Seller is the sole registrant of all Domain Names, has not licensed or otherwise transferred any of the rights in such Domain Names to which a registrant thereof is entitled (or entered into any agreement to do so), and has paid all registration fees relating to such Domain Names. Seller is the owner or authorized licensee of all content displayed on the Internet sites associated with the Domain Names, and no consent, license or approval is required for the transfer of the Domain Names and such content and the continued use thereof by Buyer. No notice has been received by Seller, and no claim or proceeding has been brought or to Seller’s knowledge threatened against Seller, which challenges Seller’s complete and exclusive right to use the Domain Names, or suggests that any third party has any interest therein.

Section 2.9 Employment Matters. Seller has no employees and has had no employees since inception, other than the Shareholder, and Seller has no outstanding accrued obligations to Shareholder.

Section 2.10 Tax Matters. Within the times and in the manner prescribed by Law, Seller has filed all Tax returns required by Law and has paid in full all Taxes and assessments required to be withheld or paid by Seller to any governmental authority, and Buyer shall have no liability with regard to any Taxes imposed on Seller or as a result of the operation of the Business or use or sale of the Assets on or before the Closing.

Section 2.11 Legal Proceedings; Third Party Rights. There are no pending or, to Seller’s knowledge, threatened legal, administrative, arbitral or other proceedings (including disciplinary proceedings), claims, suits, actions or governmental or regulatory investigations of any nature (“Proceedings”) against or affecting Seller, any of the Assets or the Business or challenging the validity of the transactions contemplated by this Agreement. There is no injunction, order, judgment, decree or regulatory restriction imposed upon Seller, any of the Assets or the Business. Seller is not a party to any Proceedings instituted by it. Seller has not received any notice alleging its violation of the rights of any third party.

Section 2.12 Compliance With Law. Seller is in compliance with all requirements of Law, and all requirements of all governmental authorities having jurisdiction over it, the operation of the Business or the use of the Assets, except to the extent the aggregate effect of the failure to be in such compliance would not materially adversely affect the Assets or the Business.

Section 2.13 Liabilities. Seller does not have any known or known obligations or liabilities, fixed, contingent or otherwise, relating to the Business.

Section 2.14 Investor Representations. The Company is issuing the Buyer Shares to Seller in reliance upon the following representations made by Seller as of the date hereof and each date of issuance of Buyer Shares:

2.14.1 Seller acknowledges and agrees that the Buyer Shares are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Seller acknowledges and agrees that (i) the Buyer Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the Buyer Shares have not yet been registered under the Securities Act, and (ii) the Buyer Shares may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

2.14.2 Seller acknowledges and agrees that (i) the registrar or transfer agent for the Buyer Shares will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with and (ii) any Buyer Shares in the form of definitive physical certificates will bear a restrictive legend.

2.14.3 Seller acknowledges and agrees that: (a) the Buyer Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) Seller is obtaining the Buyer Shares solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) Seller is a sophisticated party with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the Buyer Shares; (d) Seller has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares; (e) Seller is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares; and (f) Seller is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

2.14.4 Seller’s principal place of business is as set forth in Section 6.4.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as specifically disclosed to Seller and Shareholder in this Agreement, Buyer represents and warrants to Seller as follows:

Section 3.1 Corporate Status. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business in each jurisdiction in which the character of and location of its assets or operations makes qualification to do business as a foreign corporation necessary. Buyer has full corporate power to carry on its business as it is now being conducted and as proposed to be conducted and to own and operate its assets. Buyer has full corporate power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby.

Section 3.2 Corporate Actions. All corporate or other actions and proceedings necessary to be taken by or on the part of Buyer, its directors and its shareholders in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

Section 3.3 No Defaults. Neither the execution, delivery or performance by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will: (a) violate or conflict with the provisions of the Articles of Incorporation or Bylaws of Buyer; (b) violate or conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any contract, mortgage, indenture, agreement, lease or other instrument to which Buyer is a party or by which it is bound, or by which it may be affected, or result in the creation of any lien or encumbrance upon any of Buyer’s assets; or (c) violate any judgment, decree, order, statute, rule or regulation applicable to Buyer.

ARTICLE 4.

FURTHER COVENANTS AND AGREEMENTS

Section 4.1 Announcements. The parties shall consult with each other as to the form, substance and timing of any press release or other public disclosure related to the transactions contemplated by this Agreement, and no such press release or other public disclosure shall be made without the consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosure to the extent such disclosure is required by Law.

Section 4.2 Taxes. Seller shall pay all sales, use and similar taxes arising from the transfer of the Assets (other than income taxes) and shall pay its portion, prorated as of the Closing Date, of state and local real and personal property taxes of the Business.

Section 4.3 Further Assurances; Consents. Subject to the terms and conditions of this Agreement, the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions (including the execution, delivery and filing of documents) necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and any ancillary agreements, including the obtaining of all required consents and approvals of governmental authorities and other third parties. Notwithstanding the foregoing, no modification shall be made to any Assumed Contract to obtain any required consent without the prior written consent of Buyer.

Section 4.4 Instruments of Transfer. Seller shall delivered to Buyer at Closing such bills of sale, certificates of title, endorsements, assignments and other good and sufficient instruments of sale, conveyance, transfer and assignment in form and substance reasonably satisfactory to Buyer sufficient to sell, convey, transfer and assign to Buyer all right, title and interest of Seller in and to the Assets as set forth in this Agreement, including, without limitation, an executed Assignment in the form attached hereto as Exhibit B from Shareholder and any other third party who has or may claim in interest in the Assets.

ARTICLE 5.

INDEMNIFICATION

Section 5.1 Survival of Representations and Warranties. Each of the representations and warranties set forth in this Agreement (or in any exhibit, schedule, certificate or other instrument referred to herein, or any instrument delivered or executed in connection herewith or pursuant hereto) shall survive the Closing until the date three (3) years after the Closing Date (the “Expiration Date”), except that the representations and warranties set forth in Section 2.2, 2.3 and 2.5 shall continue indefinitely, and those in Section 2.10 shall continue until the expiration of the respective statutes of limitations (including any extensions thereof) relating thereto. All covenants or other agreements contained in this Agreement shall survive the Closing indefinitely or for such lesser period of time as may be specified herein.

Section 5.2 Indemnification by Seller and the Shareholder. From and after the Closing Date, Seller and the Shareholder shall, jointly and severally, indemnify, defend (with counsel reasonably acceptable to Buyer Indemnitees) and hold Buyer and its officers, directors, employees, members, shareholders, agents and representatives (“Buyer Indemnitees”) harmless from and against all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, orders, settlements and compromises relating thereto, and reasonable attorneys’, accountants’, experts’ and other fees and expenses incurred in connection therewith) (“Losses”) resulting from, arising out of, or due to, directly or indirectly, any of the following:

5.2.1 Any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation, warranty or covenant of Seller contained in this Agreement (or in any exhibit, schedule, certificate or other document referred to herein or executed in connection herewith);

5.2.2 Any liability or obligation of Seller or the Shareholder to third parties, and any tax liability or other liability or obligation relating to the Assets or the Business and incurred before the Closing or arising from the conduct or operation of the Business before the Closing, other than the Assumed Contracts; or

5.2.3 Any liability arising from any sales or use taxes due as a result of the transaction set forth in this Agreement.

Section 5.3 Indemnification by Buyer. From and after the Closing Date, Buyer shall indemnify, defend (with counsel reasonably acceptable to Seller Indemnitees) and hold the Shareholder and Seller and its officers, directors, employees, members, shareholders, agents and representatives (“Seller Indemnitees”) harmless from and against all Losses resulting from, arising out of, or due to, directly or indirectly, any of the following:

5.3.1 Any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation, warranty or covenant of Buyer contained in this Agreement (or in any exhibit, schedule, certificate or other document referred to herein or executed in connection herewith); or

5.3.2 Any liability or obligation of Buyer to third parties, and any tax liability or other liability or obligation arising solely from the conduct or operation of the Business after the Closing.

Section 5.4 Notice; Offset; Settlement.

5.4.1 Notice. In the event that a person or entity wishes to make any indemnification claim under Section 5.2 or 5.3 above, such person or entity shall, promptly after becoming aware of the event triggering its rights hereunder, provide written notice of such claim (an “Indemnification Notice”) to the indemnifying party. Any such notice shall, to the extent practicable, set forth in reasonable detail the basis for the claim.

5.4.2 Offset. An Indemnification Notice from a Buyer Indemnitee under Section 5.4.1 above shall be to both Seller and the Shareholder and shall include a good faith determination of the estimated amount of the claim. Seller and the Shareholder shall have thirty (30) days following receipt of the Indemnification Notice in which to deliver notice to the Buyer Indemnitee of objection to such claim. In case Seller or the Shareholder delivers an objection notice in accordance with this Section 5.4.2, it and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If no such agreement can be reached within thirty (30) days after delivery of such objection notice, either Buyer, Seller or the Shareholder may commence an action to resolve the matter. During the period in which a claim is being disputed as set forth above, Buyer may withhold transfer of any shares of Company Common Stock to be issued to Shareholder under the terms of the Employment Agreement and Restricted Stock Agreement between the Company and Shareholder dated December 21, 2005.

5.4.3 Settlement. Any Loss that results from a settlement of a third party claim against an Buyer Indemnified Party shall be the subject of indemnification hereunder only if the settlement has been approved by Buyer. The Seller or Shareholder may not settle any such claim unless the settlement provides for a full and complete release of the Buyer Indemnitees and does not include equitable relief against, or payment from, any Buyer Indemnitee.

ARTICLE 6.

GENERAL PROVISIONS

Section 6.1 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. No party hereto may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other party, and any such attempted assignment or delegation without such consent shall be void.

Section 6.2 Severability. Any provision of this Agreement which is held invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability and without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 6.3 Amendments; Waivers. The provisions of this Agreement may be amended, modified or waived only by a written instrument executed by the party against whom enforcement of the amendment, modification or waiver is sought. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same.

Section 6.4 Notices. Any notice, request or communication required or permitted to be given under this Agreement shall be in writing and shall be effective upon receipt by the other party or, if earlier[, upon facsimile transmission (but only upon receipt by the sender of a written confirmation of receipt), two (2) business days after deposit with a nationally recognized overnight courier service, or four (4) business days after deposit with the U.S. postal service if sent by first class or certified mail, postage prepaid, return receipt requested, and addressed in each case to the party at the corresponding address or fax number set forth below (or to such other address or fax number as specified by like notice):

Buyer:	Seller:

Public Media Works, Inc.	Milagro Entertainment, Inc.
14759 Oxnard Street	c/o Stephen Brown
Van Nuys, California 91411	1529 Villa Rica Drive
Facsimile: (818) 904-9341	Henderson, Nevada 89052

Shareholder:

1529 Villa Rica Drive
Henderson, Nevada 89052

Section 6.5 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the California without regard to that state’s conflict of laws principles.

Section 6.6 Jurisdiction. Any proceeding relating to this Agreement or the subject matter hereof shall be brought only in federal or state court in the County of Los Angeles, California, and each party hereby generally and unconditionally submits to and accepts the jurisdiction of such courts.

Section 6.7 Attorneys Fees. If any suit or proceeding relating to this Agreement or the enforcement of any provision hereof is brought against any party to this Agreement, the prevailing party in such suit or proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and disbursements incurred in the course of such suit or proceeding, in addition to any other relief to which the prevailing party may be entitled.

Section 6.8 Entire Agreement. With respect to its subject matter, this Agreement (including the Disclosure Schedule, any other exhibits, schedules, certificates or other instruments referred to herein, and any instruments delivered or executed in connection herewith or pursuant hereto), together with any ancillary Agreements, constitutes the entire agreement of the parties, and supersedes all prior agreements, understandings and representations, express or implied, oral or written, except as provided herein.

Section 6.9 Counterparts. This Agreement may be executed in two or more facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

Section 6.10 Expenses. Except as specifically set forth herein, each party shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, accounting and legal fees incurred in connection herewith.

Section 6.11 Definitions.

6.11.1 “Encumbrance” means any mortgage, pledge, hypothecation, deed of trust, claim, infringement, right of first refusal, preemptive right, voting right, community property interest, security interest, lien (including any tax lien), charge, option, license, condition or other encumbrance or restriction of any nature whatsoever.

6.11.2 “Intellectual Property” means worldwide: (i) patents, patent applications and patent rights, including continuations, continuations-in-part, divisions, reissues, renewals, reexaminations and extensions and applications therefore; (ii) trademarks, trade names, trade dress, logos, service marks designs and general intangibles of like nature, registered or not, together with all common law rights and goodwill related thereto; (iii) copyrights, moral rights and mask work rights, registered or not, and registrations and applications therefore; (iv) inventions, know-how, methods, confidential business information, trade secrets and other proprietary information and intellectual property rights (whether or not patentable or reduced to practice); (v) any and all trailers, pilots, scripts, ideas, plans, research, designs, sponsorships and promotional materials treatments, summaries, videotapes, contracts, agreements and other electronic or written documentation relating to, associated with, or comprising the Assets; and (vi) rights to sue or make claims for any past, present or future misappropriation or unauthorized use of any of the foregoing and the right to receive income, royalties, damages and payments that are now will later become due with regard to the foregoing.

6.11.3 “Law” means any applicable domestic or foreign federal, state or local statute, law (whether statutory or common law), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement or arbitration award or finding of any governmental authority.

6.11.4 “Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized signatories, effective as of the date first above written.

PUBLIC MEDIA WORKS, INC.

By:	/s/ CORBIN BERNSEN
Corbin Bernsen, President

MILAGRO ENTERTAINMENT, INC.

By:	/s/ STEPHEN BROWN
Stephen Brown, President and CEO

SHAREHOLDER

/s/ STEPHEN BROWN
Stephen Brown, an individual